EXHIBIT 99.1

PRESS RELEASE

CIRCOR Reports Third-Quarter 2009 Results

•	Revenues of $144.3 Million Slightly Exceed Guidance Range in Difficult Market Environment
•	EPS of $0.49 Significantly Exceeds Guidance Range as a Result of Lower Asbestos Charges and Other Non-operating Items
•	13% Year-Over-Year Bookings Decline Reflects Continued Weak Global Demand Environment

Burlington, MA – October 28, 2009 – CIRCOR International, Inc. (NYSE: CIR), a provider of valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets, today announced financial results for the third quarter ended September 27, 2009.

Comments on the Third Quarter

According to Chairman and Chief Executive Officer Bill Higgins, “Our third-quarter revenues were slightly above our guidance range. Earnings significantly exceeded our guidance range primarily due to lower-than-expected asbestos charges and other non-operating gains.”

“As expected, bookings reflected the weak global demand environment and came in 13% lower year-over-year,” Higgins said. “Our Energy segment continued to experience a significant decrease in short-cycle bookings due to the substantial decline in rig counts and destocking at distributors. At the same time, our long-cycle international project business experienced an increase in year-over-year bookings due to very low orders booked in the third quarter of 2008. Within our Instrumentation and Thermal Fluid Controls segment we experienced continued weakness, particularly in commercial aerospace, although we did see signs of stabilization in some of our other diverse flow markets.”

“To adjust to this difficult market environment, we continue to focus on our quality of earnings initiatives by reducing our cost structure, driving operational improvements with Lean, and expanding our low-cost operations in emerging markets,” Higgins said. “Excluding acquisitions, we have reduced CIRCOR’s total workforce by approximately 17% year-to-date, and we continue to consolidate facilities.”

“We have a great balance sheet and continue to seek strategic acquisitions,” added Higgins. “We recently acquired Pipeline Engineering, a privately held pipeline products and solutions company based in the United Kingdom. This acquisition will be accretive in the first year and was funded with existing cash.”

Consolidated Results

Revenues for the third quarter of 2009 were $144.3 million, a 31% decrease from $208.7 million generated in the third quarter of 2008. Net income for the third quarter of 2009 declined to $8.4 million, or $0.49 per diluted share, compared with $19.8 million, or $1.16 per diluted share, for the third quarter of 2008. Third-quarter 2009 net income includes $2.0 million in pre-tax asbestos charges compared with $3.8 million in the third quarter of 2008. Third-quarter 2009 net income also includes a benefit of $0.5 million related to an acquisition completed earlier in the year, where the fair value of the acquired assets exceeded the purchase price.

For the nine months ended September 27, 2009, revenues were $484.5 million, a decrease of 18% from $591.9 million for the comparable period in 2008. Net income for the first nine months of 2009 was $26.6 million, or $1.56 per diluted share, a decrease of 48% from $51.1 million, or $3.01 per diluted share, from the first nine months of 2008. Net income for the first nine months of 2009 includes $13.7 million in pre-tax asbestos charges compared with $6.9 million in the year-ago period. Net income for the first nine months of 2009 also includes a pre-tax gain of $1.7 million related to proceeds from the sale of land use rights and the aforementioned benefit associated with the acquisition, recorded as a gain on the “special charges” line.

The Company received orders totaling $143.6 million during the third quarter of 2009, a decrease of 13% compared with the third quarter of 2008 and a 15% sequential decrease compared with the second quarter of 2009.

For the first nine months of 2009, orders totaled $434.8 million with a third-quarter 2009 ending backlog of $297.9 million. This compares to 2008 orders for the first nine months of $599.2 million and a third quarter 2008 ending backlog of $401.6 million, representing a year-over-year decrease of 26%.

During the third quarter of 2009, the Company generated $11.2 million of free cash flow (defined as net cash from operating activities, less capital expenditures and dividends paid), and, for the first nine months of 2009, the Company had free cash flow of $21.2 million. This compares to $24.1 million of free cash flow generated in the first nine months of 2008.

Instrumentation and Thermal Fluid Controls Products

CIRCOR’s Instrumentation and Thermal Fluid Controls Products segment revenues decreased 14% to $83.1 million from $96.3 million in the third quarter of 2008. Growth from acquisitions of 4% was more than offset by volume declines of 14% and lower foreign exchange rates compared to the U.S. dollar of 3%. Incoming orders for this segment were $88.4 million for the third quarter of 2009, a decrease of 13% from $101.6 million in the third quarter of 2008. Sequentially, this segment’s orders decreased 8%. The sequential decrease in orders in this segment related primarily to a large multi-year military landing gear order booked in the second quarter of 2009 expected to be shipped beginning in 2011. Ending backlog was $183.7 million, an increase of 8% from the third quarter of fiscal 2008 and a 3% increase from the second quarter of fiscal 2009.

This segment’s adjusted operating margin, which excludes the impact of special and asbestos charges, for the third quarter of 2009 was 11.6% compared with 12.3% in the third quarter of 2008, and 11.8% in the second quarter of 2009. The year-over-year and sequential declines were due to lower sales leverage and unfavorable foreign currency adjustments, partially offset by a decrease in material costs and labor expenses.

Energy Products

CIRCOR’s Energy Products segment revenues declined by 46% to $61.2 million for the quarter ended September 27, 2009 compared with a record $112.4 million in the quarter ended September 28, 2008. The year-over-year decrease included volume declines of 44%, as well as unfavorable foreign currency adjustments of 2%.

Incoming orders for the third quarter of 2009 were $55.1 million, a decrease of 12% from $62.7 million in the third quarter of 2008, and a decrease of 24% from $72.9 million in the second quarter of 2009. The sequential decrease was the result of large international project orders booked in the second quarter of 2009 scheduled to ship in 2010. Ending backlog totaled $114.1 million, a 51% decrease compared with $232.0 million at the end of the third quarter of 2008, and a 6% decrease sequentially.

The Energy Products segment’s adjusted operating margin was 10.9% during the third quarter of 2009 compared with 23.2% for the third quarter of 2008 and 12.3% for the second quarter of 2009. The year-over-year decrease was primarily the result of lower volume, unfavorable pricing and product mix, as well as acquisition-related costs, partially offset by lower material costs and labor expenses.

Business and Financial Outlook

“We believe that the ongoing global recession will continue to negatively affect our financial results for the fourth quarter and into 2010,” said Higgins. “In Energy, while there appears to be some stabilization in rig counts, it is difficult to determine whether this will be sustainable and how long it will take for distributors to work through excess inventory. Quoting activity continues on large international project orders, although pricing pressure has increased. Visibility into the Instrumentation and Thermal Fluid Controls Products side of the business is also limited, although we have seen areas of improvement in certain markets.”

“We continue to take aggressive actions to lower our cost structure and enhance our quality of earnings, including plant consolidations and increasing the use of India and China for materials sourcing. We anticipate incurring expenses in a range of $2.0 million to $2.5 million in the fourth quarter relating to certain cost-reduction activities. With a lower cost structure that is aligned with near term demand, we will be well positioned for bottom line improvement as our markets begin to recover. We also plan to leverage our strong balance sheet and cash generating ability to capitalize on acquisition opportunities as they present themselves,” concluded Higgins.

The Company currently expects revenues for the fourth quarter of 2009 in the range of $153 million to $162 million and earnings, excluding special charges, to be in the range of $0.17 to $0.23 per diluted share.

Conference Call Information

CIRCOR’s Chief Executive Officer, Bill Higgins, and Chief Financial Officer, Fred Burditt, will host a conference call live on Thursday, October 29, at 9:00 a.m. ET to discuss the financial results. Those who wish to listen to the conference call and view the accompanying presentation slides should visit “Webcasts & Presentations” in the “Investor Relations” portion of the CIRCOR website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

Use of Non-GAAP Financial Measures

Adjusted net income, adjusted earnings per diluted share, adjusted operating margin, and free cash flow, are non-GAAP financial measures and are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company’s performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in this news release.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve both known and unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this press release that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to prospects for both the Energy and Instrumentation and Thermal Fluid Controls segments; taking aggressive actions to lower its cost structure and enhance quality of earnings, including plant consolidations and increasing the use of India and China for materials sourcing; incurring expenses in a range of $2.0 million to $2.5 million in the fourth quarter; anticipating bottom line improvement as its markets begin to recover; and leveraging its strong balance sheet and cash generating ability to capitalize on acquisition opportunities as they present themselves; expectations regarding the Pipeline Engineering acquisition, and CIRCOR’s future performance, including fourth-quarter revenue and earnings guidance. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH CAN BE ACCESSED UNDER THE “INVESTORS” LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc. CIRCOR International, Inc. provides valves and other highly engineered products and subsystems that control the flow of fluids safely and efficiently in the aerospace, energy and industrial markets. With more than 9,000 customers in over 100 countries, CIRCOR has a diversified product portfolio with recognized, market-leading brands. CIRCOR’s strategy includes growing organically by investing in new, differentiated products; adding value to component products; and increasing the development of mission-critical subsystems. The Company also plans to leverage its strong balance sheet to acquire complementary businesses.

Contact:

Frederic M. Burditt

Chief Financial Officer

CIRCOR International

(781) 270-1200

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended		Nine Months Ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008

Net revenues	$144,327	$208,680	$484,509	$591,860
Cost of revenues	102,462	141,369	338,123	402,752

GROSS PROFIT	41,865	67,311	146,386	189,108
Selling, general and administrative expenses	29,787	34,489	98,127	106,041
Asbestos charges	1,977	3,808	13,682	6,893
Special charges (recoveries)	(543)	—	(1,678)	160

OPERATING INCOME	10,644	29,014	36,255	76,014

Other (income) expense:
Interest income	(77)	(447)	(391)	(954)
Interest expense	471	265	857	894
Other (income) expense, net	(959)	11	(1,409)	660

Total other (income) expense	(565)	(171)	(943)	600

INCOME BEFORE INCOME TAXES	11,209	29,185	37,198	75,414
Provision for income taxes	2,804	9,412	10,601	24,321

NET INCOME	$8,405	$19,773	$26,597	$51,093

Earnings per common share:
Basic	$0.49	$1.17	$1.56	$3.04
Diluted	$0.49	$1.16	$1.56	$3.01

Weighted average common shares outstanding:
Basic	17,023	16,853	17,003	16,789
Diluted	17,116	17,068	17,050	17,000

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Nine Months Ended
	September 27, 2009	September 28, 2008

OPERATING ACTIVITIES
Net income	$26,597	$51,093
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	9,620	8,852
Amortization	1,956	2,012
Compensation expense of stock-based plans	2,351	3,428
Tax effect of share based compensation	412	(2,510)
Loss on sale of assets held for sale	—	1
Gain on disposal of property, plant and equipment	(60)	(93)

Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	30,690	(36,689)
Inventories	40,836	(3,233)
Prepaid expenses and other assets	8,546	(1,794)
Accounts payable, accrued expenses and other liabilities	(91,717)	15,091

Net cash provided by operating activities	29,231	36,158

INVESTING ACTIVITIES
Additions to property, plant and equipment	(6,106)	(10,162)
Proceeds from disposal of property, plant and equipment	95	202
Proceeds from sale of assets held for sale	—	311
Purchase of ST investments	(278,916)	(155,786)
Proceeds from sale of ST investments	312,918	134,044
Business acquisitions, net of cash acquired	(10,428)	(7,263)

Net cash (used in) provided by investing activities	17,563	(38,654)

FINANCING ACTIVITIES
Proceeds from debt borrowings	57,372	86,495
Payments of debt	(64,703)	(86,358)
Debt Issuance Costs	(2,814)	—
Dividends paid	(1,930)	(1,888)
Proceeds from the exercise of stock options	37	2,342
Tax effect of share based compensation	(412)	2,510

Net cash (used in) provided by financing activities	(12,450)	3,101

Effect of exchange rate changes on cash and cash equivalents	1,891	(90)

INCREASE IN CASH AND CASH EQUIVALENTS	36,235	515
Cash and cash equivalents at beginning of year	47,473	34,662

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$83,708	$35,177

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	September 27, 2009	December 31, 2008

ASSETS
Current Assets:
Cash & cash equivalents	$83,708	$47,473
Short-term investments	3,023	34,872
Trade accounts receivable, less allowance for doubtful accounts of $ 2,035 and $1,968, respectively	113,800	134,731
Inventories	150,276	183,291
Prepaid expenses and other current assets	6,696	3,825
Deferred income taxes	14,712	12,396
Insurance receivable	6,485	6,081
Assets held for sale	543	1,015

Total Current Assets	379,243	423,684

Property, Plant and Equipment, net	87,696	82,843

Other Assets:
Goodwill	32,976	32,092
Intangibles, net	46,885	42,123
Non-current insurance receivable	—	4,684
Other assets	4,674	2,597

Total Assets	$551,474	$588,023

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$50,636	$94,421
Accrued expenses and other current liabilities	42,997	69,948
Accrued compensation and benefits	18,603	22,604
Asbestos liability	11,605	9,310
Income taxes payable	5,337	9,873
Notes payable and current portion of long-term debt	131	622

Total Current Liabilities	129,309	206,778

Long-Term Debt, net of current portion	9,519	12,528
Deferred Income Taxes	6,551	3,496
Long-Term Asbestos Liability	12,070	9,935
Other Non-Current Liabilities	22,297	21,664
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 16,974,920 and 16,898,497 issued and outstanding, respectively	170	169
Additional paid-in capital	244,573	247,196
Retained earnings	107,177	83,106
Accumulated other comprehensive income	19,808	3,151

Total Shareholders’ Equity	371,728	333,622

Total Liabilities and Shareholders’ Equity	$551,474	$588,023

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended		Nine Months Ended
	September 27, 2009	September 28, 2008	September 27, 2009	September 28, 2008

ORDERS
Instrumentation & Thermal Fluid Controls	$88,449	$101,593	$260,974	$313,760

Energy Products	55,103	62,689	173,809	285,426

Total orders	$143,552	$164,282	$434,783	$599,186

	September 27, 2009	September 28, 2008
BACKLOG
Instrumentation & Thermal Fluid Controls	$183,733	$169,554

Energy Products	114,139	232,022

Total backlog	$297,872	$401,576

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2008					2009
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD

NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$88,450	$98,867	$96,298	$94,499	$378,114	$86,340	$87,721	$83,142	$257,203
Energy Products	88,125	107,738	112,382	107,457	415,702	89,307	76,814	61,185	227,306

Total	176,575	206,605	208,680	201,956	793,816	175,647	164,535	144,327	484,509

ADJUSTED OPERATING MARGIN

Instrumentation & TFC (excl. special & asbestos charges)	12.5%	12.6%	12.3%	11.2%	12.1%	12.9%	11.8%	11.6%	12.1%
Energy Products (excl. special charges)	16.2%	20.4%	23.2%	20.1%	20.2%	18.1%	12.3%	10.9%	14.2%
Segment operating income (excl. special & asbestos charges)	14.4%	16.6%	18.1%	15.9%	16.3%	15.5%	12.1%	11.3%	13.1%
Corporate expenses (excl. special & asbestos charges)	-2.6%	-2.4%	-2.4%	-3.0%	-2.6%	-3.1%	-3.4%	-3.0%	-3.1%
Adjusted Operating Income	11.7%	14.3%	15.7%	12.9%	13.7%	12.5%	8.7%	8.4%	10.0%
Asbestos charges (attributable to Instrumentation & TFC)	-0.6%	-1.0%	-1.8%	-0.7%	-1.0%	-4.7%	-2.1%	-1.4%	-2.8%
Special (charges) recoveries	-0.1%	0.0%	0.0%	-70.0%	-17.8%	0.6%	0.0%	0.4%	0.3%
Total operating margin	11.0%	13.3%	13.9%	-57.8%	-5.1%	8.4%	6.6%	7.4%	7.5%

ADJUSTED OPERATING INCOME

Instrumentation & TFC (excl. special & asbestos charges)	11,069	12,451	11,803	10,558	45,881	11,116	10,389	9,658	31,163
Energy Products (excl. special charges)	14,303	21,938	26,023	21,556	83,820	16,169	9,461	6,696	32,326

Segment operating income (excl. special & asbestos charges)	25,372	34,389	37,826	32,114	129,701	27,285	19,850	16,354	63,489
Corporate expenses (excl. special & asbestos charges)	(4,628)	(4,890)	(5,001)	(6,042)	(20,561)	(5,365)	(5,589)	(4,276)	(15,230)

Adjusted Operating Income	20,744	29,499	32,825	26,072	109,140	21,920	14,261	12,078	48,259

Asbestos charges (attributable to Instrumentation & TFC)	(1,075)	(2,009)	(3,810)	(1,417)	(8,311)	(8,263)	(3,442)	(1,977)	(13,682)
Special (charges) recoveries	(160)	—	—	(141,297)	(141,457)	1,135	—	543	1,678

Total operating income	19,509	27,490	29,015	(116,642)	(40,628)	14,792	10,819	10,644	36,255

INTEREST (EXPENSE) INCOME, NET	(145)	23	182	120	180	(32)	(41)	(394)	(467)
OTHER (EXPENSE) INCOME, NET	(401)	(248)	(11)	390	(270)	183	267	959	1,409

PRETAX INCOME	18,963	27,265	29,186	(116,132)	(40,718)	14,943	11,045	11,209	37,197
PROVISION FOR INCOME TAXES	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)	(3,313)	(2,804)	(10,600)

EFFECTIVE TAX RATE	32.0%	32.4%	32.3%	5.2%	-44.9%	30.0%	30.0%	25.0%	28.5%
NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$8,405	$26,597

Weighted Average Common Shares Outstanding (Diluted)	16,872	17,053	17,068	16,897	16,817	17,014	17,066	17,116	17,050

EARNINGS PER COMMON SHARE (Diluted)	$0.76	$1.08	$1.16	$(6.52)	$(3.51)	$0.61	$0.45	$0.49	$1.56

EBIT	$19,108	$27,242	$29,004	$(116,252)	$(40,898)	$14,975	$11,086	$11,603	$37,664
Depreciation	2,874	2,977	3,001	2,696	11,548	2,839	3,245	3,536	9,620
Amortization of intangibles	656	676	680	613	2,625	622	627	707	1,956

EBITDA	$22,638	$30,895	$32,685	$(112,943)	$(26,725)	$18,436	$14,958	$15,846	$49,240

EBITDA AS A PERCENT OF SALES	12.8%	15.0%	15.7%	-55.9%	-3.4%	10.5%	9.1%	11.0%	10.2%

CAPITAL EXPENDITURES	$2,851	$3,433	$3,878	$4,810	$14,972	$2,576	$1,925	$1,605	$6,106

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

	2008					2009
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR	2ND QTR	3RD QTR	YTD

FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]	$(5,366)	$31,536	$(2,062)	$23,216	$47,324	$(7,928)	$17,882	$11,241	$21,195
ADD: Capital expenditures	2,851	3,433	3,878	4,810	14,972	2,576	1,925	1,605	6,106
Dividends paid	626	631	631	634	2,522	657	637	636	1,930

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$(1,889)	$35,600	$2,447	$28,660	$64,818	$(4,695)	$20,444	$13,482	$29,231

NET (CASH) DEBT [TOTAL DEBT LESS CASH & CASH EQUIVALENTS LESS INVESTMENTS]	$(21,709)	$(46,796)	$(42,029)	$(69,195)	$(69,195)	$(49,519)	$(69,331)	$(77,081)	$(77,081)
ADD:
Cash & cash equivalents	42,690	38,835	35,177	47,473	47,473	36,113	33,038	83,708	83,708
Investments	4,036	31,590	29,376	34,872	34,872	36,991	48,344	3,023	3,023

TOTAL DEBT	$25,017	$23,629	$22,524	$13,150	$13,150	$23,585	$12,051	$9,650	$9,650

DEBT AS % OF EQUITY	6%	5%	5%	4%	4%	7%	3%	3%	3%

TOTAL DEBT	25,017	23,629	22,524	13,150	13,150	23,585	12,051	9,650	9,650

TOTAL SHAREHOLDERS’ EQUITY	446,379	465,958	470,888	333,622	333,622	341,860	357,596	371,728	371,728

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]	$19,108	$27,242	$29,004	$(116,252)	$(40,898)	$14,975	$11,086	$11,603	$37,664
LESS:
Interest expense, net	(145)	23	182	120	180	(32)	(41)	(394)	(467)
Provision for income taxes	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)	(3,313)	(2,804)	(10,600)

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$8,405	$26,597

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]	$22,638	$30,895	$32,685	$(112,943)	$(26,725)	$18,436	$14,958	$15,846	$49,240
LESS:
Interest expense, net	(145)	23	182	120	180	(32)	(41)	(394)	(467)
Depreciation	(2,874)	(2,977)	(3,001)	(2,696)	(11,548)	(2,839)	(3,245)	(3,536)	(9,620)
Amortization	(656)	(676)	(680)	(613)	(2,625)	(622)	(627)	(707)	(1,956)
Provision for income taxes	(6,068)	(8,840)	(9,413)	6,024	(18,297)	(4,483)	(3,313)	(2,804)	(10,600)

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$8,405	$26,597

ADJUSTED INCOME, EXCLUDING SPECIAL CHARGES, NET OF TAX	$13,004	$18,425	$19,773	$19,026	$70,228	$9,666	$7,732	$8,000	$25,398
LESS:
Special (charges) recoveries, net of tax	(109)	—	—	(129,134)	(129,243)	794	—	405	1,199

NET INCOME	$12,895	$18,425	$19,773	$(110,108)	$(59,015)	$10,460	$7,732	$8,405	$26,597

ADJUSTED WEIGHTED AVERAGE SHARES	16,872	17,053	17,068	17,010	17,005	17,014	17,066	17,116	17,050

Adjustment for anti-dilutive conversion of shares	—	—	—	113	188	—	—	—

Weighted average common shares outstanding (diluted)	16,872	17,053	17,068	16,897	16,817	17,014	17,066	17,116	17,050

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL CHARGES, NET OF TAX	$0.77	$1.08	$1.16	$1.12	$4.13	$0.57	$0.45	$0.47	$1.49

LESS: Special (charges) recoveries, net of tax impact on EPS	$(0.01)	$—	$—	$(7.64)	$(7.64)	$0.05	$—	$0.02	$0.07

EARNINGS PER COMMON SHARE (Diluted)	$0.76	$1.08	$1.16	$(6.52)	$(3.51)	$0.61	$0.45	$0.49	$1.56